UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 20, 2012

CANTEL MEDICAL CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-31337	22-1760285
(State or other jurisdiction	(Commission	(IRS Identification
of incorporation)	File Number)	Number)

150 Clove Road, Little Falls, New Jersey	07424
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (973) 890-7220

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                                           Departure of Directors or Principal Officers; Election of Directors, Appointment of Principal Officers

Appointment of Jorgen B. Hansen — Executive Vice President and COO

On November 20, 2012, the Board of Directors of Cantel Medical Corp. (the “Company”) appointed Jorgen B. Hansen as Executive Vice President and Chief Operating Officer of the Company, with Mr. Hansen’s employment by Cantel effective as of November 15, 2012.

Mr. Hansen has been in global leadership positions with increasing responsibility within the healthcare and medical devices industry for over fifteen years.  Most recently, he was Senior Vice President, Global Marketing, Business Development, Science and Innovation for ConvaTec Corp.  Prior to that, he held leadership roles in Asia and Europe ranging from General Manager, Division head and Senior Vice President of Global Operations for Coloplast A/S. Mr. Hansen received his BS Degree in Mechanical Engineering from Copenhagen Technical University, and an International Commerce degree from the Copenhagen Business School in Denmark.

Mr. Hansen will be entitled to an annual base salary of $425,000 and will participate in the Company’s Long Term Incentive Compensation Plan and its Annual Incentive Compensation Plan (with a target bonus level of 60% of annual base salary).  Upon commencement of employment Mr. Hansen was granted 16,792 restricted shares of the Company’s common stock, such number determined by dividing $425,000 by the closing price of the Company’s common stock on the date of grant ($25.310).  The shares will vest in three equal annual installments commencing on the first anniversary of the grant date.

Mr. Hansen will also be entitled to other benefits to the extent generally made available by the Company to its senior executive officers. This includes, among other things, (a) a car allowance of $750 per month plus insurance, gas and standard maintenance expenses, (b) reimbursement of up to $7,000 annually for Long Term Care and/or additional Long Term Disability coverage, (c) participation in the Company’s 401(k) plan, and (d) reimbursement for life insurance coverage having a death benefit equal to one years’ base salary.

Executive Severance Agreement; Confidentiality and Non-Competition Agreement

The Company has entered into an Executive Severance Agreement and a Confidentiality and Non-Competition Agreement with Mr. Hansen, both effective as of November 15, 2012, with the following principal terms and conditions:

Term:  The Severance Agreement commenced as of November 15, 2012 and expires on July 31, 2014; but automatically renews on July 31 of each year for another year unless either the Company or Mr. Hansen has provided at least 6 months’ notice prior to such date that the term will not be extended. However, if a Change of Control occurs, the term will not end before the second anniversary of the Change in Control.

Accrued Compensation:  Upon termination of employment for any reason, Mr. Hansen will be entitled to his (a) earned but unpaid base salary through the termination date, (b) accrued and unused paid time off (PTO) through the termination date, and (c) reimbursement of expenses.

Non-Change of Control Severance: Subject to certain conditions (e.g., signing a Release), if Mr. Hansen’s employment is terminated (i) by the Company for any reason other than for Cause, Unacceptable Performance, Disability, or death or (ii) by the Employee for Adequate Reason, then Mr. Hansen will be entitled to the following, unless termination occurs during a Change in Control Coverage Period:

(a)                                 18 months’ base salary, paid in a lump sum.

(b)                                 If the termination occurs subsequent to a fiscal year end in which Mr. Hansen did not yet receive his earned bonus, then Mr. Hansen will be entitled to his bonus to the extent earned under his applicable bonus plan.

(c)                                  For the partial fiscal year in which the termination occurs, Mr. Hansen will be entitled to a pro-rated bonus (based on number of full or partial months Mr. Hansen worked in the partial fiscal year) to the extent such bonus would have been earned under the applicable bonus plan if his employment had continued through the next bonus payment date; provided, however, that if a Bonus Plan has not been finalized for the partial fiscal year in which the termination occurs, the pro-rated bonus will be equal to the product of the (i) greater of (A) Mr. Hansen’s then current target bonus (initially 60% of Mr. Hansen’s base salary) or (B) the average of the prior two years’ bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months Mr. Hansen worked in the partial fiscal year, and (y) the denominator of which is 12.

(d)                                 12 months of COBRA benefit premiums.

(e)                                  12 months of outplacement services, up to $20,000.

Change of Control Severance: Subject to certain conditions (e.g., signing a Release), if Mr. Hansen is terminated during a Change in Control Coverage Period (generally, the period commencing 6 months prior to a Change in Control and ending 2 years following a Change in Control), Mr. Hansen will be entitled to the following compensation if (A) the Company terminates Mr. Hansen’s employment (other than a termination for Cause or death), or (B) Mr. Hansen voluntarily terminates his employment for Adequate Reason or Good Reason:

(a)                                 Two times the sum of (i) Mr. Hansen’s base salary and (ii) the greater of (A) Mr. Hansen’s then current target bonus (initially 60% of Mr. Hansen’s base salary) or (B) the average of the prior two years’ bonuses.

(b)                                 For the partial fiscal year in which the termination occurs, Mr. Hansen will be entitled to a pro-rata bonus equal to the product of the (i) greater of (A) Mr. Hansen’s then current target bonus (initially 60% of Mr. Hansen’s base salary) or (B) the average of the prior two years’ bonuses, and (ii) a fraction, (x) the numerator of which is the number of full or partial months Mr. Hansen worked in the partial fiscal year, and (y) the denominator of which is 12; provided, however, that if the termination occurs subsequent to a fiscal year end in which Mr. Hansen did not yet receive his earned bonus for the prior fiscal year, the numerator will be the number of full or partial months Mr. Hansen worked since the beginning of the prior fiscal year.

(c)                                  24 months of COBRA benefit premiums (or such shorter period during which such person is eligible for such benefits).

(d)                                 Continuation of term life insurance premium payments for 24 months.

(e)                                  12 months of outplacement services, up to $20,000.

Termination of Employment by the Company: The Company may cause a Termination of an Executive’s Employment for Unacceptable Performance at any time during the Term other than during a Change in Control Coverage Period (subject to a cure period and certain other conditions).

The Company may cause a Termination of Mr. Hansen’s Employment for Cause at any time (subject to a cure period and certain other conditions).

In the case of a termination due to Disability (at any time during the Term other than during a Change in Control Coverage Period) or death, the Company will continue to pay Mr. Hansen’s base salary for a 3-month period.  In addition, for the partial fiscal year in which the termination occurs, Mr. Hansen will be entitled to a pro rated bonus (based on number of full or partial months Mr. Hansen worked in the partial fiscal year) to the extent such bonus would have been earned under his applicable bonus plan if his employment had continued through the next bonus payment date.

Accelerated Vesting of Equity Awards upon Certain Events:  In the event (A) the Company terminates Mr. Hansen’s employment for any reason other than for Cause, Unacceptable Performance, Disability, or death, or (B) during a Change in Control Coverage Period, the Company terminates Mr. Hansen’s employment for any reason other than for Cause or death, or (C) Mr. Hansen terminates his employment for Adequate Reason or Good Reason or (D) Mr. Hansen’s employment terminates due to death, all unvested stock options and restricted stock then held by Mr. Hansen will automatically vest upon the termination of such Executive’s employment.  In the event of a termination of Mr. Hansen’s Employment due to Retirement, all unvested stock options then held by Mr. Hansen will automatically vest upon the termination of such Executive’s employment. In the event of a termination of Mr. Hansen’s Employment due to Disability, any stock option or restricted stock award that would have vested within the 12 month period following the termination date but for Mr. Hansen’s termination of employment (e.g., stock options and restricted stock awards subject only to time vesting restrictions), will automatically vest as of the termination date.  In addition, the Company may, in its discretion, accelerate the vesting of any stock option or restricted stock award held by an Executive in the event the Company terminates Mr. Hansen’s employment for any reason.

Confidentiality and Non-Competition Agreement; Clawback:  The Confidentiality and Non-Competition Agreement requires Mr. Hansen to comply with certain confidentiality, non-compete and non-solicitation covenants.  If Mr. Hansen intentionally and materially breaches any provision of the Agreement and fails to cure such breach (if curable) within thirty (30) days, he will be obligated to repay to the Company any and all severance amounts previously paid to him under the Severance Agreement.

This foregoing summarizes the material terms of Mr. Hansen’s Executive Severance Agreement and Confidentiality and Non-Competition Agreement, but does not purport to be complete and is qualified in its entirety by the terms and conditions of those Agreements, copies of which are attached as Exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(c)                                  The following exhibits are filed herewith:

10.1                          Executive Severance Agreement dated as of November 15, 2012 between the Company and Jorgen B. Hansen.

10.2                          Confidentiality and Non-Competition Agreement dated as of November 15, 2012 between the Company and Jorgen B. Hansen.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CANTEL MEDICAL CORP.

By:	/s/ Andrew A. Krakauer
Andrew A. Krakauer
President and CEO

Dated:  November 20, 2012